SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[X]       Preliminary Information Statement

[  ]       Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

[  ]       Definitive Information Statement

REVELSTOKE INDUSTRIES, INC.
(Name of Registrant as Specified in Charter)

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[  ]       Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1.        Title of each class of securities to which transaction applies:  ____N/A__________________.

2.        Aggregate number of securities to which transaction applies:  ____N/A__________________.

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4.        Proposed maximum aggregate value of transaction:  _____N/A__________________.

5.        Total fee paid:  ____N/A__________________.

[ ]       Fee paid previously with preliminary materials.

[ ]       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4.        Date Filed: ____N/A__________________.

SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act of 1934

REVELSTOKE INDUSTRIES, INC.
1081 Kent Street
White Rock, British Columbia, Canada V4B 4T2

This is a Preliminary Information Statement that is being filed with the SEC pursuant to Rule 14c-5 of the Securities Exchange Act of 1934. Revelstoke Industries, Inc. intends to release a Definitive Information Statement substantially in the form hereof to its shareholders on or about November 29, 2006, although such date (as well as the other dates as set forth in this Preliminary Information Statement) are subject to change in the discretion of Revelstoke Industries, Inc., in compliance with any and all applicable laws, rule and regulations.

This Information Statement is being circulated to the shareholders of Revelstoke Industries, Inc., a Nevada corporation (the "Company"), in connection with the taking of corporate action without a meeting upon the written consent (the "Written Consent") of the holders of a majority of the outstanding shares of the Company's $0.001 par value common stock (the "Common Stock"). The names of the shareholders who are expected to sign the Written Consent and their respective equity ownership of the Company are as follows:

(i) Russell Shiels, holding of record 3,600,000 shares of Common Stock (9.7%); (ii) Alan Sedgwick, holding of record 3,000,000 shares of Common Stock (8.1%); (iii) Darlene Rodocker, holding of record 3,000,000 shares of Common Stock (8.1%); (iv) Janet Shiels, holding of record 2,400,000 shares of Common Stock (6.5%); (v) Eurotrade Management Group Ltd., holding of record 1,800,000 shares of Common Stock (4.8%); (vi) Calista Capital, holding of record 1,500,000 shares of Common Stock (4.0%); (vii) Raleigh Commercial Corp., holding of record 1,449,999 shares of Common Stock (3.9%); (viii) Tara Deboer, holding of record 1,316,328 shares of Common Stock (3.5%); (ix) Verona Capital International, holding of record 1,197,328 shares of Common Stock (3.2%); and (x) Mardi MacDonald, holding of record 800,000 shares of Common Stock (2.2%). For the purposes of this Preliminary Information Statement, this information is based on holdings of record as of October 26, 2006. The Company will update this information as of the Record Date, as defined below.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

As more completely described below, the matters upon which action is proposed to be taken by Written Consent are to adopt an amendment (the "Amendment") to the Company's Articles of Incorporation (the "Articles") to provide for: (i) a change in name of the Company to "Geneva Gold Corp.", or to such other name as the Board of Directors of the Company may determine; and (ii) an increase in the current authorized capital of the Company from 50,000,000 shares of Common Stock to 200,000,000 shares of Common Stock with the same par value of $0.001 per Common Share.

Date, Time and Place Information

The date, time and place at which action is to be taken by Written Consent on the matters to be acted upon, and at which such Written Consents are to be submitted, is December 19, 2006 at 10:00 a.m. at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7. This Information Statement is being first sent or given to holders of the shares of Common Stock on approximately November 29, 2006.

Dissenters' Right of Appraisal

Under Nevada law, shareholders of our Common Stock are not entitled to dissenter's rights of appraisal with respect to the proposed Amendment to our Articles in connection with the increase in authorized capital or the Company's proposed name change.

Voting Securities and Principal Holders Thereof

The Company's Board of Directors has fixed the close of business on November 27, 2006 as the record date (the "Record Date") for the determination of shareholders of the Company's Common Stock who are entitled to receive this Information Statement. There were ◆ shares of the Company's Common Stock outstanding as of the Record Date, and each share of Common Stock is entitled to one vote.

The following table sets forth information as of October 26, 2006, concerning: (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock as well as by each of our current directors and executive officers and (ii) the beneficial ownership of the Company's outstanding Common Stock by the Company's directors and officers as a group.

For the purposes of this Preliminary Information Statement, the information in the table below is based on holdings of record as of October 26, 2006. For the Definitive Information Statement, the Company will update this information as of the Record Date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Russell Shiels(2) 1081 Kent Street White Rock, British Columbia, Canada V4B 4T2	3,600,000(2)	9.7%(2)
Darlene Rodocker(3) 1081 Kent Street White Rock, British Columbia, Canada V4B 4T2	3,000,000(3)	8.1%(3)
Janet Shiels(2) 1081 Kent Street White Rock, British Columbia, Canada V4B 4T2	2,400,000(2)	6.5%(2)
Directors and Executive Officers

Alan Sedgwick(3) Director 1081 Kent Street White Rock, British Columbia, Canada V4B 4T2	3,000,000(3)	8.1%(3)
Marcus M. Johnson President, Chief Executive Officer, Principal Executive Officer and a Director 1081 Kent Street White Rock, British Columbia, Canada V4B 4T2	NIL	NIL
Stephen Jewett Director 1081 Kent Street White Rock, British Columbia, Canada V4B 4T2	NIL	NIL
Terrence F. Schorn Director 1081 Kent Street White Rock, British Columbia, Canada V4B 4T2	NIL	NIL
D. Bruce Horton Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer 1081 Kent Street White Rock, British Columbia, Canada V4B 4T2	NIL	NIL
Directors and Executive Officers as a Group	3,000,000(3)	8.1%(3)

(1) Based on 37,200,000 shares of Common Stock issued and outstanding as of October 26, 2006. Except as otherwise indicated, the Company believes that the beneficial owners of our Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.
(2) The Company has been advised that Russell Shiels and Janet Shiels are married. As such, each of them could be considered the beneficial owner of 6,000,000 shares of Common Stock, which represents 16.1% of the Company's issued and outstanding Common Stock.
(3) The Company has been advised that Alan Sedgwick and Darlene Rodocker are married. As such, each of them could be considered the beneficial owner of 6,000,000 shares of Common Stock, which represents 16.1% of the Company's issued and outstanding Common Stock. Alan Sedgwick is a director of the Company, so the directors and executive officers of the Company as a group could be considered to be the beneficial owner of 16.1% of the Company's issued and outstanding Common Stock.

Authorization or Issuance of Securities Otherwise than for Exchange

The Board of Directors is seeking shareholder approval to amend the Company's Articles to increase the current authorized capital of the Company from 50,000,000 shares of Common Stock to 200,000,000 shares of Common Stock with the same par value of $0.001 per Common Share. The purpose of this proposed increase in the Company's current authorized capital is to make available additional shares of Common Stock for issuance for general corporate purposes, including financing activities, without the requirement of further action by the shareholders of the Company. The Board of Directors has considered potential uses of the additional authorized shares of Common Stock, which may include the seeking of additional equity financing through public or private offerings, establishing additional employee or director equity compensation plans or arrangements or for other general corporate purposes. Increasing the authorized number of shares of the Common Stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of Common Stock in most cases without the expense or delay of seeking further approval from the shareholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the shareholders of the Company.

The shares of Common Stock do not carry any pre-emptive rights. The adoption of the Amendment to the Company's Articles will not of itself cause any changes in the Company's capital accounts.

The increase in the authorized shares of Common Stock will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized shares of Common Stock without requiring future approval from the shareholders of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of Common Stock are issued in the future, they will decrease the existing shareholders' percentage equity ownership interests and, depending upon the price at which such shares of Common Stock are issued, could be dilutive to the existing shareholders. Any such issuance of additional shares of Common Stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock of the Company.

One of the effects of the Amendment, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the shareholders of the Company might view as desirable.

Amendment of Articles of Incorporation, Bylaws or Other Documents

The Board of Directors is seeking shareholder approval to amend the Company's Articles to provide for: (i) a change in name of the Company to "Geneva Gold Corp.", or to such other name as the Board may determine; and (ii) to increase the current authorized capital of the Company from 50,000,000 shares of Common Stock to 200,000,000 shares of Common Stock with the same par value of $0.001 per Common Share.

Reasons for Proposed Name Change

In accordance with the terms and conditions of a certain "Mineral Property Option Agreement", dated for reference as fully executed on October 20, 2006 (the "Option Agreement"), as entered into between the Company and War Eagle Mining Company Inc. ("War Eagle"), War Eagle therein granted the Company the sole and exclusive option (the "Option") to acquire a 70% undivided interest in and to seven mineral claims, comprising a total of 979 hectares, which are located in the Province of Saskatchewan, Canada, approximately 135 kilometers northwest of La Ronge, Saskatchewan, and which are better known and described as the "George Lake" mineral claims (collectively, the "Property"). War Eagle is an exploration stage mining company conducting exploration activity in Mexico whose shares are presently listed for trading on the TSX Venture Exchange in Canada.

The Company proposes to change its name to "Geneva Gold Corp.", or to such other name as the Board of Directors may determine, as a consequence of the recent acquisition by the Company of its Option to acquire War Eagle's Property, and in order to better reflect the Company's additional resource acquisition and development business resulting therefrom.

Reasons for Proposed Increase in Authorized Capital

The reasons for the proposed Amendment to the Articles to increase the Company's authorized capital are set forth above in this Information Statement under the heading "Authorization or Issuance of Securities Otherwise than for Exchange."

Recommendation by the Board of Directors

Based upon review of a wide variety of factors considered in connection with its evaluation of the Amendment, the Board of Directors of the Company believes that it would be in the best interests of the Company and its shareholders to effectuate the Amendment. As such, the Board of Directors recommends approval of the Amendment to the Articles to provide for: (i) a change in name of the Company to "Geneva Gold Corp.", or to such other name as the Board may determine; and (ii) an increase the current authorized capital of the Company from 50,000,000 shares of Common Stock to 200,000,000 shares of Common Stock with the same par value of $0.001 per Common Share.

Voting Procedures

Pursuant to Section 78.320 of the Nevada Revised Statutes, as amended, any action required to be taken at a meeting of the shareholders of a corporation may be taken without a meeting if, before or after the action, a written consent setting forth the action so taken shall be signed by the shareholders holding at least a majority of the voting power. The shareholders who are expected to sign the Written Consent (attached to this Information Statement as Exhibit A) hold, in the aggregate, 20,063,655 of the Company's issued and outstanding Common Stock, which represents 53.9% of the Company's issued and outstanding Common Stock.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

Except as disclosed elsewhere in this Information Statement, since June 1, 2005, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.        any director or officer of the Company;

2.        any proposed nominee for election as a director of the Company; or

3.        any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed above in the section entitled "Voting Securities and Principal Holders Thereof". To the Company's best knowledge and belief, no director of the Company has advised the Company he intends to oppose the proposed name change of the Company or the increase in authorized capital as more particularly described in this Information Statement.

Proposals by Security Holders

The Board of Directors of the Company does not know of any matters that are to be presented to the shareholders for their approval and consent pursuant to the Written Consent of Shareholders other than those referred to in this Information Statement.

Delivery of Documents to Security Holders Sharing an Address

The Company reserves the right to deliver one Information Statement to multiple shareholders sharing an address unless the Company receives contrary instructions from one or more of the shareholders. Upon receipt of such notice, the Company will undertake to deliver promptly a separate copy of the Information Statement to the shareholder at a shared address to which a single copy of the documents was delivered and provide instructions as to how the shareholder can notify the Company that the shareholder wishes to receive a separate copy of the Information Statement. In the event a shareholder desires to provide such notice to the Company, such notice may be given verbally by telephoning the Company's offices at (604) 240-8072 or by mail to the Company's offices at 1081 Kent Street, White Rock, British Columbia, Canada, V4B 4T2.

In addition, if a shareholder receives multiple copies of the Information Statement, or if a shareholder receives multiple copies of other mailings of the Company from time to time, such shareholder may request delivery of single copies in the future by notifying the Company at the telephone number or address as set forth immediately above.

Financial and Other Information

For more detailed information on the Company, including financial statements, shareholders may refer to our Form 10-KSB and other periodic filings made with the SEC from time to time. Additional copies are available on the SEC's EDGAR database at www.sec.gov. In addition, shareholders may request copies of such documents by telephoning the Company's offices at (604) 240-8072 or by mail to the Company's offices at 1081 Kent Street, White Rock, British Columbia, Canada, V4B 4T2.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Information Statement to be signed by the undersigned hereunto authorized.

October 26, 2006

REVELSTOKE INDUSTRIES, INC.

By: /s/ Marcus M. Johnson

Marcus M. Johnson
President, Chief Executive Officer, Principal Executive Officer and a director

EXHIBIT A
TO INFORMATION STATEMENT

WRITTEN CONSENT OF SHAREHOLDERS

Pursuant to Section 78.320 of the Nevada Revised Statutes, as amended, which provides that any action required to be taken at a meeting of the shareholders of a corporation may be taken without a meeting if, before or after the action, a written consent setting forth the action so taken shall be signed by the shareholders holding at least a majority of the voting power, the undersigned, being, in the aggregate, shareholders holding at least a majority of the voting power of Revelstoke Industries, Inc., a Nevada corporation (the "Company"), do hereby take, consent, affirm and approve the following actions.

WHEREAS the Board of Directors of the Company at a special meeting held on October 26, 2006 (the "Special Meeting") authorized and approved, subject to shareholder approval, certain corporate actions (the "Corporate Actions") as described in this written consent of shareholders (the "Written Consent"), which the Board of Directors deemed to be in the best interests of the Company and its shareholders;

AND WHEREAS the Board of Directors of the Company at the Special Meeting further authorized and directed the submission to a limited number of shareholders of the Company holding at least a majority of the voting power the Corporate Actions to be approved and authorized by such shareholders of the Company;

AND WHEREAS Section 78.320 of the Nevada Revised Statutes, as amended, provides that any action required to be taken at a meeting of the shareholders of a corporation may be taken without a meeting if, before or after the action, a written consent setting forth the action so taken shall be signed by the shareholders holding at least a majority of the voting power;

AND WHEREAS the shareholders who have signed this Written Consent dated to be effective as of December 19, 2006 are shareholders of record as of November 27, 2006 (the "Record Date"), and hold shares in excess of a majority of the Company's issued and outstanding shares of Common Stock as of such Record Date;

WHEREAS such shareholders have been fully apprised and informed of the nature of the Corporate Actions and have concluded that approval and authorization of such Corporate Actions would be beneficial to the Company and in the best interests of its shareholders; therefore, be it:

Approval of an Amendment to the Articles of Incorporation of the Company
to Increase the Authorized Capital

RESOLVED that, subject to and in compliance with all applicable laws, rules and regulations, the shareholders of the Company who have signed this Written Consent approve the filing of an amendment to the Articles of Incorporation of the Company (and the taking of any such other action as required), the filing and form of which is at the sole and absolute discretion of the Board of Directors of the Company, to effectuate an increase in the authorized capital of the Company from 50,000,000 shares of Common Stock to 200,000,000 shares of Common Stock (the "Amendment to Increase Authorized Capital"); and, furthermore, that the Board of Directors of the Company is authorized, in its sole and absolute discretion, to abandon or alter any portion of the proposed Amendment to Increase Authorized Capital at any time without the further approval of the shareholders of the Company; and

Approval of an Amendment to the Articles of Incorporation
to Change the Company's Name

FURTHER RESOLVED that, subject to and in compliance with all applicable laws, rules and regulations, the shareholders of the Company who have signed this Written Consent approve the filing of an amendment to the Articles of Incorporation of the Company (and the taking of any such other action as required), the filing and form of which is at the sole and absolute discretion of the Board of Directors of the Company, to change the Company's name from "Revelstoke Industries, Inc." to "Geneva Gold Corp.", or to such other name as the Board of Directors of the Company may determine (the "Amendment to Change Name"); and, furthermore, that the Board of Directors of the Company is authorized, in its sole and absolute discretion, to abandon or alter any portion of the proposed Amendment to Change Name any time without the further approval of the shareholders of the Company; and

FURTHER RESOLVED that the Amendment to Increase Authorized Capital and the Amendment to Change Name (collectively, the "Amendment") be filed with the Nevada Secretary of State as soon as practicable after the approval by the shareholders of the Amendment.

EXECUTED to be effective as of the 19th day of December, 2006.

SHAREHOLDERS:*

Russell Shiels
Signature: ____________________________
Address: 1081 Kent Street, White Rock, British Columbia, Canada, V4B 4T2
Number of Common Shares held of Record as of Record Date: 3,600,000

Alan Sedgwick
Signature: ____________________________
Address: 1081 Kent Street, White Rock, British Columbia, Canada, V4B 4T2
Number of Common Shares held of Record as of Record Date: 3,000,000

Darlene Rodocker
Signature: ____________________________
Address: 1081 Kent Street, White Rock, British Columbia, Canada, V4B 4T2
Number of Common Shares held of Record as of Record Date: 3,000,000

Janet Shiels
Signature: ____________________________
Address: 1081 Kent Street, White Rock, British Columbia, Canada, V4B 4T2
Number of Common Shares held of Record as of Record Date: 2,400,000

Eurotrade Management Group Ltd.
By: _____________________________
Name: ___________________________
Title: _____________________________
Address: P.O. Box 10589, APO Grand Cayman
Number of Common Shares held of Record as of Record Date: 1,800,000

Calista Capital
By: _____________________________
Name: Paul Dempsey
Title: Authorized signatory of Cockburn Directors, Ltd., director of Calista Capital
Address: 1 Caribbean Place, P.O. Box 97, Leeward Highway, Providenciales,
Turks & Caicos Islands
Number of Common Shares held of Record as of Record Date: 1,500,000

Raleigh Commercial Corp.
By: _____________________________
Name: ___________________________
Title: _____________________________
Address: 35 A Regent Street, Belize City, Belize
Number of Common Shares held of Record as of Record Date: 1,449,999

Tara Deboer
Signature: ____________________________
Address: 23767 Old Yale Road, Langley, British Columbia, Canada, V2Z 2K4
Number of Common Shares held of Record as of Record Date: 1,316,328

Verona Capital International
By: _____________________________
Name: ___________________________
Title: _____________________________
Address: Landstrasse 126 A, Schaan 9494, Liechtenstein
Number of Common Shares held of Record as of Record Date: 1,197,328

Mardi MacDonald
Signature: ____________________________
Address: 2200 - 609 Granville Street, Vancouver, British Columbia, Canada, V7Y 1H2
Number of Common Shares held of Record as of Record Date: 800,000

*For the purposes of this Preliminary Information Statement, this shareholder information is based on holdings of record as of October 26, 2006. The Company will update this information as of the Record Date.